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Exhibit 23.1

Consent of independent registered public accounting firm

We consent to the use in this Registration Statement on Form S-1 of Ribbit LEAP, Ltd. of our report dated September 8, 2020, relating to the financial statements of Ribbit LEAP, Ltd. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Frank, Rimerman + Co. LLP

San Francisco, California
September 8, 2020

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  Exhibit 23.1